As filed with the Securities and Exchange Commission on August 9, 2005

Registration No. 333-117111

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

THE REPUBLIC OF ARGENTINA

(Name of Registrant)

_______________

Federico C. Molina

Office of the Financial Representative of Argentina

1800 K Street, N.W., Suite 924

Washington, D.C. 20006

(Name and Address of authorized representative of the Registrant in the United States)

_______________

Copies to:

Carmen Amalia Corrales

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

________________

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

_____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement under Schedule B (File No. 333-117111) of the registrant is being filed solely to add Exhibits C.1, H.1, I.1, I.2, J.1, K.1, and K.2 to the Registration Statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Republic of Argentina (the “Republic”) has filed certain agreements as exhibits to this Registration Statement. These agreements have been included to provide investors with information regarding their terms and are not intended to provide any other factual information about the Republic. These agreements may contain representations and warranties by the parties that have been made solely for the benefit of the other party or parties to such agreements, and such representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to such agreements if those statements turn out to be inaccurate, (ii) may have been qualified by disclosures that were made to such other party or parties and that either have been reflected in the Republic’s filings or are not required to be disclosed in those filings, (iii) may apply materiality standards different from what may be viewed as material to investors and (iv) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments. Accordingly, these representations and warranties may not describe the Republic’s actual state of affairs at the date hereof.

CONTENTS

This Post-Effective Amendment No. 4 to Registration Statement No. 333-117111 comprises:

A.	Form of Underwriting Agreement*
B.	Form of Distribution Agreement*
C.	Form of Dealer Manager Agreement*
C.1	Conformed Copy of Dealer Manager Agreement dated as of December 17, 2004, among the Republic, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC
D.	Form of Indenture (including the form of Debt Securities)***
D.1

Translation of Argentine Presidential Decree Nos. 1733/2004 and 1735/2004, each dated December 9, 2004 (including the terms of the Debt Securities set forth in Exhibits 3, 4 and 5 of Presidential Decree No. 1735/2004)***

D.2	Form of U.S. Dollar-Denominated Par Bonds due 2038***
D.3	Form of Euro-Denominated Par Bonds due 2038***
D.4	Form of 8.28% U.S. Dollar-Denominated Discount Bonds due 2033***
D.5	Form of 7.82% Euro-Denominated Discount Bonds due 2033***
D.6	Form of U.S. Dollar-Denominated GDP-Linked Securities***
D.7	Form of Euro-Denominated GDP-Linked Securities***
E.	Form of Warrant Agreement*
F.	Form of Warrant*
G.	Form of Unit*
G.1	Form of U.S. Dollar-Denominated Par Bond and U.S. Dollar-Denominated GDP-Linked Security Units***
G.2	Form of Euro-Denominated Par Bond and Euro-Denominated GDP-Linked Security Units***
G.3	Form of U.S. Dollar-Denominated Discount Bond and U.S. Dollar-Denominated GDP-Linked Security Units***
G.4	Form of Euro-Denominated Discount Bond and Euro-Denominated GDP-Linked Security Units***
H.	Opinion of Counsel to the Ministry of Economy and Production of the Republic, in respect of the legality of the Debt Securities**
H.1

Opinion of the Legal Undersecretary of the Ministry of Economy and Production of the Republic, in respect of the legality of the U.S. Dollar-Denominated Par and GDP-Linked Security Units, Euro-Denominated Par and GDP-Linked Security Units (Governed by NY law), U.S. Dollar-Denominated Discount and GDP-Linked Security Units (Governed by Argentine law), Euro-Denominated Discount and GDP-Linked Security Units, Peso-Denominated Discount and GDP-Linked Security Units, Quasi-Par and GDP-Linked Security Units, Quasi-Par Bonds due 2045, U.S. Dollar-Denominated Par Bonds due 2038 (Governed by NY law), U.S. Dollar-Denominated Par Bonds due 2038 (Governed by Argentine law), Euro-Denominated Par Bonds due 2038, Peso-Denominated Par Bonds due 2038, 8.28% U.S. Dollar-Denominated Discount Bonds due 2033 (Governed by NY law), 8.28% U.S. Dollar-Denominated Discount Bonds due 2033 (Governed by Argentine law), 7.82% Euro-Denominated Discount Bonds due 2033, 5.83% Peso-Denominated Discount Bonds due 2033, U.S. Dollar-Denominated GDP-Linked Securities (Governed by NY law), U.S. Dollar-Denominated GDP-Linked Securities (Governed by Argentine law), Euro-Denominated GDP-Linked Securities, and Peso-Denominated GDP-Linked Securities

I.	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to the Republic, in respect of the legality of the Debt Securities**
I.1

Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to the Republic, in respect of the legality of the U.S. Dollar-Denominated Par and GDP-Linked Security Units, U.S. Dollar-Denominated Discount and GDP-Linked Security Units, U.S. Dollar-Denominated Par Bonds due 2038, 8.28% U.S. Dollar-Denominated Discount Bonds due 2033, and U.S. Dollar-Denominated GDP-Linked Securities

I.2

Opinion of Cleary Gottlieb Steen & Hamilton LLP, special English Counsel to the Republic, in respect of the legality of the Euro-Denominated Par and GDP-Linked Security Units, Euro-Denominated Discount and GDP-Linked Security Units, Euro-Denominated Par Bonds due 2038, 7.82% Euro-Denominated Discount Bonds due 2033, and Euro-Denominated GDP-Linked Securities

J.	Consent of Counsel to the Ministry of Economy and Production of the Republic (included in Exhibit H)**
J.1	Consent of the Legal Undersecretary of the Ministry of Economy and Production of the Republic (included in Exhibit H.1)
K.	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit I)**
K.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit I.1)
K.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit I.2)
L.	Corrections to Annex C of the Prospectus Supplement dated January 10, 2005***

_____________

*	To be filed by amendment to this Registration Statement.
**	Filed as an exhibit to Registration Statement No. 333-13536 and incorporated by reference herein.
***	Previously filed.

SIGNATURE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, as amended, the Registrant, The Republic of Argentina, has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina, on the 9thday of August, 2005.

By:	/s/ Guillermo E. Nielsen
Guillermo E. Nielsen [1]
Secretary of Finance

_________________________

1       Consent is hereby given to the use of his name in connection with the information specified in this Registration Statement or amendment to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this Post-Effective Amendment No. 4 to the Registration Statement in the City of Washington, D.C., on the 9th day of August, 2005.

By:	/s/ Federico C. Molina
Federico C. Molina
Financial Representative of the Republic of Argentina in the United States of America

EXHIBIT INDEX

Exhibits		Sequential page number
C.1	Conformed Copy of Dealer Manager Agreement dated as of December 17, 2004, among the Republic, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC
H.1

Opinion of the Legal Undersecretary of the Ministry of Economy and Production of the Republic, in respect of the legality of the U.S. Dollar-Denominated Par and GDP-Linked Security Units (Governed by NY law), U.S. Dollar-denominated Par and GDP-Linked Security Units (Governed by Argentine law), Euro-Denominated Par and GDP-Linked Security Units, Peso-Denominated Par and GDP-linked Security Units, U.S. Dollar-Denominated Discount and GDP-Linked Security Units (Governed by NY law), U.S. Dollar-Denominated Discount and GDP-Linked Security Units (Governed by Argentine law), Euro-Denominated Discount and GDP-Linked Security Units, Peso-Denominated Discount and GDP-Linked Security Units, Quasi-Par and GDP-Linked Security Units, Quasi-Par Bonds due 2045, U.S. Dollar-Denominated Par Bonds due 2038 (Governed by NY law), U.S. Dollar-Denominated Par Bonds due 2038 (Governed by Argentine law), Euro-Denominated Par Bonds due 2038, Peso-Denominated Par Bonds due 2038, 8.28% U.S. Dollar-Denominated Discount Bonds due 2033 (Governed by NY law), 8.28% U.S. Dollar-Denominated Discount Bonds due 2033 (Governed by Argentine law), 7.82% Euro-Denominated Discount Bonds due 2033, 5.83% Peso-Denominated Discount Bonds due 2033, U.S. Dollar-Denominated GDP-Linked Securities (Governed by NY law), U.S. Dollar-Denominated GDP-Linked Securities (Governed by Argentine law), Euro-Denominated GDP-Linked Securities, and Peso-Denominated GDP-Linked Securities

I.1

Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to the Republic, in respect of the legality of the U.S. Dollar-Denominated Par and GDP-Linked Security Units, U.S. Dollar-Denominated Discount and GDP-Linked Security Units, U.S. Dollar-Denominated Par Bonds due 2038, 8.28% U.S. Dollar-Denominated Discount Bonds due 2033, and U.S. Dollar-Denominated GDP-Linked Securities

I.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special English Counsel to the Republic, in respect of the legality of the Euro-Denominated Par and GDP-Linked Security Units, Euro-Denominated Discount and GDP-Linked Security Units, Euro-Denominated Par Bonds due 2038, 7.82% Euro-Denominated Discount Bonds due 2033, and Euro-Denominated GDP-Linked Securities

J.1	Consent of the Legal Undersecretary of the Ministry of Economy and Production of the Republic (included in Exhibit H.1)
K.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit I.1)
K.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit I.2)